AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER, dated as of November 7, 1996 (the "Amendment"), among Sunrise Resources, Inc. (the "Original Borrower"), Sunrise Leasing Corporation ("SLC;" and together with the Original Borrower being sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") and The Daiwa Bank, Limited (the "Lender").

                                    RECITALS:

     A. The Original Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of February 7, 1995 (the "1995 Loan Agreement").

     B. On or about March 31, 1995, the Original Borrower transferred to SLC, a wholly-owned Subsidiary of the Original Borrower, a substantial portion of the Original Borrower's assets including, without limitation, the "Loan Support Leases" in violation of the Original Agreement. In connection therewith, SLC agreed with the Original Borrower to assume all of the Original Borrower's obligations under the Loan Documents but has failed to execute an assumption agreement in form and substance satisfactory to the Lender.

     C. On July 27, 1995, the Original Borrower and the Lender entered into an Amendment No. 1 to Loan and Security Agreement and Waiver (the "First Amendment;" the 1995 Loan Agreement as amended by the First Amendment being the "Original Agreement") pursuant to which the Original Borrower and the Lender agreed to amend certain provisions of the Original Agreement and the Lender agreed to waive the "Defaults" and "Events of Default" specified therein; provided, however that the waiver granted by the First Amendment was rendered void, ab initio, because of the failure of certain condition subsequent set forth in the First Amendment.

     D. The Original Borrower has requested that the Lender waive all existing "Defaults" and "Events of Default" under the Original Agreement and the Lender has required as a condition precedent to doing so, that the Original Agreement be amended and restated in accordance with this Agreement.

     NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement in its entirety to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. The following terms when used in this Agreement (such terms and other capitalized terms being used herein with the meanings ascribed to them in this Article I) shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Affiliate" shall include, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such party and in addition, in the case of the Borrowers, each officer, director, or shareholder of any Borrower or any Subsidiary, and each joint venturer and partner of any Borrower.

     "Agreement" shall mean this Agreement as originally executed and as amended, modified or supplemented from time to time.

     "APT" shall mean Advanced Promotion Technologies, Inc., a Delaware corporation, which is the debtor-in-possession in that certain reorganization proceeding captioned In Re: Advanced Promotion Technologies, Inc. pending in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") as Case No. 96-23875- RBR/Chapter 11.

     "APT Loan Support Lease" shall mean the following Lease Schedules (the "APT Lease Schedules") entered into pursuant to that certain Master Lease Agreement between the Original Borrower and/or SLC, as lessor, and APT, as lessee, dated as of May 22, 1992 (the "APT Master Lease") and rights of lessor under the APT Master Lease as they relate to the APT Lease Schedules:

     Schedule C dated as of November 10, 1993 Schedule D dated as of October 13, 1993 Schedule E dated as of February 23, 1994 Schedule F dated as of March 21, 1994 Schedule H dated as of August 24, 1994 Schedule I dated as of January 31, 1995.

     "APT Loan Support Leased Goods" shall mean the items of property leased by the Original Borrower and/or SLC to APT pursuant to the APT Loan Support Lease.

     "Borrower(s)" shall have the meaning provided in the preamble hereto.

     "Business Day" shall mean any day on which commercial banks in Minneapolis, Minnesota and Chicago, Illinois are open for the transaction of business of the kind contemplated by this Agreement.

     "Capital Base" shall mean the sum of the Original Borrower's consolidated Tangible Net Worth plus Subordinated Debt.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all property in which a Security Interest is granted pursuant to any Loan Document.

     "Controlled Account" shall mean any bank account maintained by a Borrower with a financial institution acceptable to the Lender, provided, that such account is subject to a collateral account agreement which is in a form acceptable to the Lender in its sole discretion pursuant to which such financial institution agrees: (x) to act as the agent of the Lender, and (y) upon notice from the Lender that an Event of Default has occurred and is continuing, to deliver to the Lender all collected funds which are in such account.

     "Default" shall mean any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

     "Effective Date" shall mean the day on which this Agreement becomes effective upon the satisfaction of all of the conditions precedent specified in
Article III.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with regulations thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which any Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of  Default"  shall mean any Event of Default  described  in Article
VIII.

     "GAAP" shall mean generally accepted accounting principles as applied in the preparation of the audited consolidated financial statement of the Original Borrower referred to in Section 5.4.

     "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable, (d) any obligation as lessee under any capitalized lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "ILC Merger" shall mean the merger of The P.J. King Companies, Inc. d/b/a International Leasing Corporation with and into the Original Borrower.

     "Instruments" shall mean any negotiable instrument or certificated or non-certificated security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

     "Lease" shall mean any lease or rental agreement relating to real or personal property and the related payments thereunder of which any Borrower is the lessor or an assignee of the lessor, whether now existing or hereafter arising.

     "Lender" shall have the meaning provided in the preamble hereto.

     "Lessee(s)" shall mean the lessee or lessees under a Lease.

     "Loan" shall mean the loan made to the Borrower, jointly and severally, by the Lender pursuant to Section 2.1.

     "Loan Document(s)" shall mean individually or collectively, as the case may be, this Agreement, the Note and all other documents executed and delivered by the Borrower pursuant to this Agreement, as originally executed and as amended, modified or supplemented from time to time.

     "Loan Rate" shall mean 8.90% per annum.

     "Loan Support Leased Goods" shall mean the items of property leased by the Borrower to a Lessee pursuant to a Loan Support Lease.

     "Loan Support Lease" shall mean: (a) collectively, the Master Lease Agreement (Agreement Number 1215) dated February 2, 1995 (the "Avi Casino Lease") between SLC, as lessor, and Avi Casino Enterprises, Inc. ("Avi Casino"), as lessee as amended by that certain First Amendment to Master Lease Agreement dated May 1, 1996 (as corrected on May 23, 1996) together with the following related documents; (i) Schedule A dated February 2, 1995; (ii) Purchase Leaseback Agreement (Agreement No. 11692) dated February 16, 1995 as amended by a First Amendment dated February 24, 1995; (iii) Acceptance Certificate No. A1 dated February 2, 1995 as amended by a First Amendment dated February 24, 1995;
(iv) Purchase Leaseback Agreement (Agreement No. 11753) dated March 27, 1995; and (v) Acceptance Certificate No. A2 dated March 31, 1995 as amended by a First Amendment dated as of March 27, 1995; (b) the APT Loan Support Lease; or (c) any replacement or substitute lease for the AVI Casino Lease accepted by the Lender, in its sole discretion; in each case as amended, modified, or supplemented in accordance with this Agreement.

     "Loan Support Security" shall mean all guarantees, security deposits or other security or Collateral provided by any Lessee as security for its obligations under the Loan Support Lease.

     "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially impairs the ability of the Borrowers (taken as a whole) to perform their obligations under the Loan Documents.

     "Maturity" of the Loan shall mean the earlier of: (i) the date upon which the Loan is declared due and payable (or automatically becomes due and payable) upon the occurrence of an Event of Default as provided in Article VII; or (ii) September 1, 1999.

     "Monthly Payment Date" shall mean the first day of each month.

     "Note" shall mean the promissory note in the form of Exhibit A attached hereto made by the Borrower payable to the order of the Lender to evidence the Loan and each substitute, renewal or replacement note therefor.

     "Obligations" shall mean the Loan and all other liabilities, obligations, covenants and duties owing by any Borrower to the Lender of any kind or nature, present or future, arising under the Loan Documents.

     "Original Agreement" shall have the meaning provided in the recitals hereto.

     "Original Borrower" shall have the meaning provided in the preamble hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV or ERISA, and any successor thereto or to the functions thereof.

     "Permitted Lien(s)" shall mean:

          (a) liens for taxes, assessments or governmental charges or levies not yet due and payable;

          (b)  liens  imposed  by  law,  such  as   materialmen's,   mechanic's,
     carriers', workmen's, employees' and repairmen's liens; and

          (c) Security Interest in favor of First Bank National Association, provided that such lien is in all respects subordinate to the Lender's Security Interest in the Collateral;

          (d) the rights of Lessees under the applicable Leases;

provided, however, that none of the liens, Security Interests or other encumbrances listed in clauses (a), (b) or (c) above shall, in any event, constitute a "Permitted Lien" on and after the commencement in respect thereof of any enforcement, collection, execution, levy or foreclosure or forfeiture proceeding, which remains unstayed or unbonded for five consecutive days.

     "Person" shall mean any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" shall mean an employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

     "Primary Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated April 1, 1996, between the Borrower and First Bank National Association, as amended to the date of this Agreement; and any future credit agreement pursuant to which the Borrower obtains a substitute or replacement line of credit.

     "Primary Credit Documents" shall mean any document or agreement executed by the Borrower pursuant to or in connection with any Primary Credit Agreement.

     "Proceeds" shall mean whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds, including but not limited to proceeds of insurance assigned to the Lender pursuant to Section 4.3.

     "Quarterly Measurement Date" shall mean each March 31, June 30, September 30 and December 31.

     "Regulatory Change" means any change after the date hereof in any (or the adoption after the date hereof of any new) (i) federal or state law or foreign law applying to the Lender; or (ii) regulation, interpretation, directive or request (whether or not having the force of law) applying or in the reasonable opinion of the Lender applicable to, the Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (i) of this definition or of any fiscal, monetary, or other authority having jurisdiction over the Lender.

     "Related Party" shall mean any Person (other than a Subsidiary): (a) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower, or
(c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Rent" shall mean with respect to each Lease all monies due or to become due under such Lease.

     "Reportable Event" shall have the meaning given to that term in Title IV of ERISA.

     "Security" shall mean each and every guaranty, security interest, mortgage, pledge or other security securing the payment and performance of a Loan Support Lease, whether now or hereafter existing.

     "Security Interest" shall mean any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by any Borrower to grant any lien, security interest or pledge, mortgage or encumber any asset.

     "SLC" shall have the meaning provided in the recitals hereto.

     "Subordinated Debt" shall mean Indebtedness of any Borrower which is subordinated to the Loan on terms and conditions satisfactory to the Lender in its sole and absolute discretion.

     "Subsidiary" shall mean any Person of which or in which any Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "Tangible Net Worth" means, at any date, the sum of the common stock, preferred stock, additional paid-in capital, and retained earnings of the Original Borrower (excluding treasury stock) and its consolidated Subsidiaries, less the book value of all assets of the Original Borrower and its consolidated Subsidiaries that would be treated as intangibles under GAAP including, without limitation, goodwill, licenses, patents, trademarks, treasury stock, unamortized debt discount and expenses, leasehold improvements, cost of investments in excess of net assets at the time of acquisition by the Borrower or any of its consolidated Subsidiaries, and write-ups in the book value of the assets of the Original Borrower or any of its consolidated Subsidiaries resulting from a revaluation thereof.

     Other terms defined herein shall have the meaning ascribed to them herein.

     1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VII and VIII hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Original Borrower and its Subsidiaries in accordance with GAAP.

     l.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" means "from and including" and the words "to" or "until" each means "to but excluding."

     1.4 Other Definitional Provisions. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.


                                   ARTICLE II

                                    THE LOAN

     2.1 The Loan.

          (a) Making of the Loan. On the Effective Date of this Agreement, the outstanding principal balance of the "Loan" made under the Original Agreement in the amount of $4,464,778.55 shall be subject to the terms and conditions of this Agreement and shall constitute the loan (the "Loan") made to the Borrowers, jointly and severally, under this Agreement. SLC acknowledges that, as part of the consideration for the Original Borrower's transfer of assets to SLC, SLC agreed with the Original Borrower to assume all of the Original Borrower's "Obligations" under the Original Agreement and that the Lender was a third-party beneficiary of such agreement.

          (b) The Note. The Loan shall be evidenced by the Note made by the Borrowers jointly and severally payable to the order of the Lender in a principal amount equal to the Loan.

          (c) Interest on the Loan; Scheduled Payments.

               (i)  Subject  to  the  provisions  of  Section  2.1(c)(vi),   the
          Borrowers jointly and severally agree to pay interest on the outstanding principal amount of the Loan from the date of this Agreement until all principal and interest thereon has been paid at a rate equal to the Loan Rate.

               (ii) On each Monthly Payment Date, commencing December 1, 1996, and continuing until Maturity, the Borrowers shall jointly and severally make blended monthly payments of principal of and interest on the Loan in the amount set forth in the table below for the applicable period:

              Monthly                                  Monthly Principal
              Payment Date                            and Interest Payment

              December 1, 1996 to and including
              September 1, 1998                            $ 184,733.05

              November 1, 1998 to and including
              December 1, 1998                             $ 116,889.63

              January 1, 1999 to and including
              March 1, 1999                                $  99,326.78

              April 1, 1999 to and including
              September 1, 1999                            $  39,933.53.

               (iii) The entire outstanding principal amount of the Loan, together with accrued and unpaid interest, shall be payable at Maturity of the Loan.

               (iv) Interest accrued after Maturity of the Loan shall be payable upon demand.

               (v) If the Borrowers shall fail to make scheduled payments pursuant to Section 2.1(c)(ii) and such failure continues for a period of ten days, then the Borrowers shall promptly jointly and severally pay to the Lender a late payment fee of an amount equal to one and one-half percent (1.5%) of such delinquent payment. The provisions of this Section 2.1(c)(v) shall not apply to any payment which is due as a result of the acceleration of the maturity of the Loan.

               (vi) Notwithstanding the provisions of Section 2.1(c)(i), after the occurrence and during the continuance of an Event of Default, the Loan shall bear interest at a rate equal to the Loan Rate plus one and one-half percent (1.5%) per annum.

               (vii) No provision of this Agreement or the Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

     2.2 Mandatory Prepayment. Contemporaneously with any Borrower's receipt of any proceeds from the sale, financing, discounting or other disposition of any Collateral, the Borrowers shall jointly and severally make a prepayment with respect to the Loan in an amount equal to the lesser of 100% of such proceeds or the Obligations. All prepayments pursuant to this Section 2.2 shall be applied to the Obligations in such order of application as elected by the Lender, in its sole discretion, but any application to the outstanding principal balance of the Loan shall be applied to the installments of principal in the inverse order of the maturity thereof.

     2.3 Voluntary Prepayment.

          (a) The Borrowers shall have the right, upon one Business Day's prior written notice, to prepay the Loan in whole or in part; provided, that any such prepayment shall be in the minimum amount of $50,000 or an integral multiple thereof.

          (b) All prepayments made pursuant to this Section 2.3 shall be applied to the Obligations in such order of application as elected by the Lender, in its sole discretion, but any application to the outstanding principal balance of the Loan shall be applied to the installments of principal in the inverse order of the maturity thereof.

     2.4 Payments. Any other provision of this Agreement to the contrary notwithstanding, all payments of interest on and principal of the Loan and fees due under this Agreement shall be made by the Borrowers without setoff or counterclaim in immediately available funds to the Lender at:

                           The Sumitomo Bank, Ltd.
                           ABA Number 071001850
                           for credit account of The Daiwa Bank, Ltd.
                           Tokyo A/C Number 010021413
                           Reference: Sunrise Resources

by not later than 2:00 p.m. (Chicago time) on the date due. Funds received after such time shall be deemed to have been received on the next Business Day.

     2.5 Funding Losses.  If, at the time of any prepayment  pursuant to Section
2.2 or 2.3, the Interest Differential is greater than zero, the Borrowers shall jointly and severally pay to the Lender a prepayment premium equal to the present value (determined in accordance with standard financial practice) of the product of the Interest Differential times the amount prepaid times the Average Maturity Period. The amount of the prepayment premium shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a thirty-day month) in the Average Maturity Period, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Loan Rate as the discount factor) of a stream of equal monthly payment in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment.

     For purposes of this Agreement, the following terms shall have the following meanings:

          "Average Maturity Period": The weighted average time to scheduled maturity of all Loan principal prepaid at any one time. Average Maturity Period shall be computed by multiplying the dollar amount of each installment of Loan principal prepaid by the number of days until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of the principal being prepaid.

          "Government Yield": As of any date of determination, the yield (converted as necessary to the equivalent monthly compound rate) on U.S. Treasury securities having a maturity date closest to the Average Maturity Period, as published in The Wall Street Journal (or, if not so published, as determined by the Lender by using the average of quotes obtained by the Lender from three primary dealers that market U.S. Treasury securities in the secondary market). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes.

          "Interest Differential": As of the date of any full or partial prepayment of the Loan, the Loan Rate minus the Government Yield as of the date of prepayment.

     2.6 Substitution of Leases. Intentionally Deleted.

     2.7 Capital Adequacy. If any Regulatory Change imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, the Lender or any capital adequacy, capital maintenance or similar requirement (including a request or requirement which affects the manner in which the Lender allocates capital resources to its commitments and loans (including, without limitation, the commitment of the Lender and the Loan hereunder)), and as a result thereof, in the opinion of the Lender, the rate of return on the Lender's capital (including, but not limited to, the Lender's cost increases resulting from such Regulatory Change) as a consequence of its commitment and the Loan made hereunder is reduced to a level below that which the Lender could have achieved but for such circumstances, then, and in each such case, upon ninety (90) days notice to the Borrowers of the nature of such Regulatory Change, the Borrowers shall jointly and severally pay to the Lender such additional amount or amounts as shall compensate the Lender for such reduction in rate of return for the period from and after such ninetieth (90th) day after such notice is given. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the matters stated therein. In determining such amount, the Lender may use any method of averaging and attribution that it, in its sole and absolute discretion, shall deem applicable. The obligations of the Borrower under this Section 2.7 shall survive the termination of this Loan and Security Agreement; provided that the Lender shall be obligated to make any claim pursuant to this Section 2.7 within one year after any such termination.


                                   ARTICLE III

                               CONDITIONS TO LOAN

     3.1 Documentation. The Effective Date of this Agreement is subject to the condition precedent that the Lender shall have received, all of the following, unless waived by the Lender:

          (a) A favorable opinion of counsel to the Borrowers, substantially in the form of Exhibit B attached hereto;

          (b) The Note appropriately completed and duly executed by the Borrowers;

          (c) Recent UCC searches from the filing offices in all states required by the Lender which reflect that no Person holds a Security Interest in the Borrower's interest in the Collateral except Permitted Liens;

          (d) UCC financing statements appropriately completed and duly executed by each Borrower, including UCC-3 assignments of the relevant Borrower's existing filings in which a Lessee is named as debtor;

          (e) A certified copy of Resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance of the transactions contemplated by the Loan Documents;

          (f) A Certificate by the Secretary or any Assistant Secretary of each Borrower certifying the names of the officers of such Borrower authorized to sign the Loan Documents together with a sample of the true signature of such officers;

          (g) A copy of the articles of incorporation of each Borrower certified by the Minnesota Secretary of State;

          (h) A copy of the bylaws of each Borrower certified by its Secretary or Assistant Secretary;

          (i) Certificates of Good Standing for each Borrower issued by its state of incorporation;

          (j) Immediately available funds equal to the sum of:

               (i) $49,110.00 to the payment of default interest on the "Loan" under the Original Agreement, which payment shall satisfy and discharge the Borrowers' liability for default interest on such "Loan", notwithstanding that the actual amount of such default interest may be greater than the amount required to be paid hereunder;

               (ii) $15,000.00 as a restructuring fee; and

               (iii) amounts  required to be paid by the  Borrowers  pursuant to
          Section 9.4;

          (k) A subordination agreement from First Bank National Association in form and substance satisfactory to the Lender pursuant to which First Bank National Association subordinates its Security Interest in the Collateral to the Lender's Security Interest therein;

          (l) Originals of Loan Support Lease and related documents certified by the Borrowers to be true, correct and complete copies thereof;

          (m) Lessee estoppel letter from Avi Casino; and

          (n) Such other approvals, opinions or documents as the Lender may reasonably request.

     3.2 Additional Conditions Precedent. The Effective Date of this Agreement shall be further subject to the satisfaction of each of the following conditions, unless waived in writing by the Lender:

          (a) The representations and warranties set forth in Article IV shall be true and correct on the Effective Date (and after giving effect thereto);

          (b) No Default or Event of Default and no Material Adverse Occurrence shall result from this Agreement becoming effective; and

          (c) No litigation, arbitration or governmental investigation or proceeding shall be pending, or to the knowledge of any Borrower threatened, against any Borrower or affecting the business or operations of any Borrower which was not disclosed by the Borrowers to the Lender pursuant to Section 5.6, and no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, would constitute a Material Adverse Occurrence.

                                   ARTICLE IV

                         SECURITY INTEREST; COLLECTIONS

     4.1 Grant of Security Interest. As security for the payment and performance of all Obligations, each Borrower hereby grants to the Lender a Security Interest in all of such Borrower's now owned or hereafter acquired or arising interest in the Loan Support Leases, the Loan Support Leased Goods, the Loan Support Security and Proceeds thereof and, to the extent assignable, any landlord lien waivers obtained by the Borrower in connection with any Loan Support Leases.

     4.2 Servicing and Collections. Except as otherwise provided in this Section
4.2 and in Article VIII, the Borrowers shall continue to service the Loan Support Leases and to collect, at their own expense, all amounts due or to become due any Borrower under the Loan Support Leases and all other Collateral. In connection with such collections, the Borrowers may take such action as the Borrowers may deem necessary or advisable to enforce collection of the Loan Support Leases and such other Collateral; provided, however, that the Lender shall have the right at any time after the occurrence and during the continuation of an Event of Default to direct the Lessees under any Loan Support Leases or obligors with respect to such other Collateral to make payment of all amounts due or to become due to any Borrower thereunder directly to the Lender and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Loan Support Leases or other Collateral, and to adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as any Borrower might have done, but unless and until the Lender does so or gives the Borrowers other instructions, the Borrowers shall make all collections. After the occurrence and during the continuation of an Event of Default, all full and partial payments on any Collateral received by any Borrower shall immediately be delivered by such Borrower to the Lender in their original form, except for endorsement where necessary, to be applied in accordance with Section 8.4; and until such payments are so delivered to the Lender, such payments shall be held in trust by such Borrower for and as the Lender's property and shall not be commingled with any funds of such Borrower. The Lender shall apply all such collections toward the payment of Obligations in such order as the Lender may elect; provided, however, that any application is conditioned upon final payment of any check or other instrument.

     4.3 Assignment of Insurance. Each Borrower hereby assigns to the Lender, as additional security for payment of the Obligations, any and all monies due or to become due under, and any and all other rights of such Borrower with respect to, any and all policies of insurance covering casualty loss to the Collateral. After the occurrence and during the continuation of an Event of Default, the Lender may (but need not) in its own name or in the relevant Borrower's name execute and deliver proofs of claim, receive such monies, endorse checks and other instruments representing such monies, and settle or litigate any claim against the issuer of any such policy.

     4.4 Release of Security Interest at End of Initial Lease Term. Promptly after the end of the initial lease term of any Loan Support Lease, provided that no Event of Default has occurred and is continuing, the Lender shall terminate its Security Interest in such Loan Support Lease, the related Loan Support Security, and the related Loan Support Leased Goods and shall execute such termination statements, releases and other documents as the Borrower may reasonably request to effect such termination.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrowers jointly and severally represent and warrant to the Lender as follows:

     5.1 Organization, etc. Each of the Borrowers and its corporate Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to qualify would be a Material Adverse Occurrence. Each Borrower has full power and authority to enter into and to perform its obligations under the Loan Documents to which it is a party and to obtain the Loan hereunder.

     5.2 Due Authorization. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder) other than such consents, registrations, qualifications and filings as have been obtained, do not and will not conflict with, result in any violation of or constitute any default under, any provision of such Borrower's articles of incorporation or by-laws, any agreement binding on or applicable to such Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to such Borrower or of any of its property and will not result in the creation or imposition of any Security Interest in any of its property pursuant to the provisions of any agreement binding on or applicable to such Borrower or any of its property, except the Security Interest in favor of the Lender in the Collateral. Neither any Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a Material Adverse Occurrence. No Default or Event of Default has occurred and is continuing.

     Section 5.3 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Borrower to authorize, or is required in connection with, the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which such Borrower is a party.

     Section 5.4 Financial Statements and Condition. The Original Borrower's audited consolidated financial statements as at March 31, 1995, and its unaudited consolidated financial statements as at December 31, 1995, as heretofore furnished to the Lender, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Original Borrower and its consolidated Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Original Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since December 31, 1995, there has not been any Material Adverse Occurrence.

     5.5 Validity of this Agreement, etc. Each Loan Document is the legal, valid and binding obligation of each Borrower which is a party thereto and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.6 Litigation, etc. Except as disclosed to the Lender on Schedule 5.6 attached hereto, there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the knowledge of any Borrower threatened, against any Borrower or any of its Subsidiaries or any of their property which, if determined adversely, would be a Material Adverse Occurrence; and neither any Borrower nor any Subsidiary is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where the effect of such default would be a Material Adverse Occurrence.

     5.7 Title to Collateral. Each Borrower has good and marketable title to all of the Collateral pledged by it and none of the Collateral is subject to any Security Interest except for the Security Interests created pursuant to the Loan Documents and Permitted Liens.

     5.8 Validity of Avi Casino Lease; etc. (a) The Avi Casino Lease and the Loan Support Security relating thereto are genuine, legally valid and enforceable against SLC and, to the best of the Borrowers' knowledge, against Avi Casino and each other party thereto; and the unpaid Rent thereon and any Security therefor will be as represented in the Lease Schedules and will arise out of the lease of inventory to customers in the ordinary course of business. The Borrowers have delivered to the Lender true and complete copies of the Avi Casino Lease and its Loan Support Security. Neither the Avi Casino Lease nor any of its Loan Support Security has been amended or modified except as disclosed to the Lender. To the Borrowers' knowledge, no default now exists under the Avi Casino Lease. No Borrower has received notice of any casualty loss occurring with respect to the Loan Support Leased Goods subject to the Avi Casino Lease. None of the Loan Support Security for the Avi Casino Lease has been revoked in whole or in part. The financial statements and spreadsheets prepared by the Borrowers and delivered to the Lender which set forth (a) the status and amounts of payments which have been, or are scheduled to be, made by Lessees under the Avi Casino Lease, (b) the Borrower's costs incurred to acquire the goods leased under the Avi Casino Lease, (c) the type of goods leased, and (d) the term of the Avi Casino Lease, which statements were used by the Lender to agree to enter into this Agreement, are all complete, accurate, true and correct in all material respects.

     (b) The APT Loan Support Lease and the Loan Support Security relating thereto are genuine, legally valid and enforceable against each Borrower party thereto and, to the best of the Borrowers' knowledge, against APT and each other party thereto; and the unpaid Rent thereon and any Security therefor were as represented in the Lease Schedules comprising part of the APT Loan Support Lease and arose out of the lease of inventory to customers in the ordinary course of business. The Borrowers have delivered to the Lender true and complete copies of the APT Loan Support Lease and its Loan Support Security. Neither the APT Loan Support Lease nor any of its Loan Support Security has been amended or modified except as disclosed to the Lender. To the Borrowers' knowledge, no default now exists under the APT Loan Support Lease except as disclosed on Schedule 5.8 attached hereto and incorporated herein by reference. No Borrower has received notice of any casualty loss occurring with respect to the APT Loan Support Leased Goods. None of the Loan Support Security for the APT Loan Support Lease has been revoked in whole or in part.

     5.9 Chief Executive Office. The location of the chief executive office of each Borrower is set forth on the signature page hereof and will not be changed without 30 days' prior written notice to the Lender. Each Borrower warrants that its books and records concerning the Collateral are located at its chief executive office.

     5.10 Name of Borrower. Each Borrower's true name is as set forth in the preamble hereto. No Borrower has used any other name within the past five years except that the Original Borrower has previously used the name Sunrise Leasing Corporation and, the Original Borrower's merger partner in the ILC Merger has previously used the names The P. J. King Companies, Inc. and International Leasing Corporation.

     Section 5.11 Contingent Liabilities. Except as described in Schedule 5.11, neither any Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrowers and the Subsidiaries as a consolidated enterprise.

     Section 5.12 Compliance. The Borrowers and the Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

     Section 5.13 Environmental, Health and Safety Laws. There does not exist any violation by any Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on such Borrower or such Subsidiary or which would require a material expenditure by any Borrower or such Subsidiary to cure. Neither any Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute a Material Adverse Occurrence.

     Section 5.14 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 5.15 Regulation U; Use of Proceeds. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve Board), and no part of the proceeds of the Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of the Governors of the Federal Reserve System.

     Section 5.16 Ownership of Property; Liens. The Borrowers and the Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties, including all properties and assets referred to as owned by the Borrower and the Subsidiaries in the audited financial statement of the Borrowers referred to in
Section 5.4 (other than property disposed of since the date of such financial statement in the ordinary course of business).

     Section 5.17 Taxes. Each of each Borrower and each Subsidiary has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers or the Subsidiaries). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of each Borrower and each Subsidiary in respect of taxes and other governmental charges are adequate. The Borrowers and the Subsidiaries have made all required withholding payments.

     Section 5.18 Trademarks, Patents. The Borrowers and the Subsidiaries possess or have the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of their respective businesses, without known conflict with the rights of others.

     Section  5.19  Investment   Company  Act.  Neither  any  Borrower  nor  any
Subsidiary is an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.20 Public Utility Holding Company Act. Neither any Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.21 Subsidiaries. Schedule 5.21 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by any Borrower or any Subsidiary therein and the jurisdiction of incorporation of each Subsidiary.

     Section 5.22 Partnerships and Joint Ventures. Schedule 5.22 sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which any Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

     Section 5.23 Escrow Agreement. No Borrower has terminated that certain Escrow Agreement (the "APT Escrow Agreement") dated as of February 2, 1995 among APT, Fort Knox Escrow Services, Inc. ("Fort Knox"), and the Original Borrower or has agreed to any amendment or modification thereto or waiver of any provision thereof. To the best of the Borrowers' knowledge, APT has complied with all of its obligations under the APT Escrow Agreement so that Fort Knox has a current version of the "Information" described in the APT Escrow Agreement.

     Section 5.24 No Defenses. As of the Effective Date of this Agreement, no events have taken place and no circumstances exist at the date hereof which would give any Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations.

     Section  5.25  Survival  of   Representations.   All   representations  and
warranties contained in this Article V shall survive the Effective Date of this Agreement.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrowers jointly and severally agree with the Lender that, as long as the Loan shall be outstanding, unless the Lender shall otherwise consent in writing:

     Section 6.1 Financial Statements and Reports. The Borrowers shall furnish to the Lender:

          (a) As soon as available and in any event within 100 days after the end of each fiscal year of the Original Borrower, the annual audit report of the Original Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Original Borrower and acceptable to the Lender, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

          (b) As soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited financial statement of the Original Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in Section 6.1(a), except that such statements may exclude footnotes and may be subject to normal, year-end adjustments, signed by the Original Borrower's chief financial officer, consisting of at least consolidated statements of income, cash flow, changes in financial position and stockholders' equity for the Original Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Original Borrower as at the end of such quarter.

          (c) Together with the financial statements furnished by the Borrowers under Sections 6.1(a) and 6.1(b), a compliance certificate in the form of Exhibit C attached hereto and made a part hereof signed by the chief financial officer of the Original Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in Article VII and stating that as at the date of each such financial statement there did not exist any Default or Event of Default, or if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

          (d) Promptly after receipt (i) annual audited financial statements and quarterly unaudited financial statements for APT or any Lessee, (ii) Forms 10-K and 10-Q for APT or any Lessee if it is required to file such periodic reports with the Securities and Exchange Commission and (iii) any other financial statements or other material information received by the Borrower from APT and/or any Lessee.

          (e) Within 30 days after the end of each month, the Borrowers' internally prepared monthly aging report with respect to the Loan Support Lease including lease payments and lease payment delinquencies as of the last day of such month.

          (f) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

          (g) Immediately upon becoming aware of the occurrence of any Reportable Event or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          (h) Promptly upon the mailing or filing thereof, copies of all financial statements,reports and proxy statements mailed to any Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          (i) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which is material to the Borrowers and the Subsidiaries as a consolidated enterprise, and the steps being taken by the Person(s) affected by such proceeding.

          (j) From time to time, such other information regarding the business, operation and financial condition of the Borrowers and the Subsidiaries as the Lender may reasonably request.

     6.2 Maintenance of Corporate Existences, etc. The Borrowers shall cause to be done at all times all things necessary to maintain and preserve the corporate existence of the Borrowers and of the Subsidiaries, and their respective qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by them would be materially adversely affected by their failure to so qualify.

     6.3 Notation on Chattel Paper. The Borrowers shall deliver to the Lender the original of all Loan Support Leases and will stamp any Master Lease which relates to Loan Support Leases which are scheduled thereunder with a legend reflecting the Lender's Security Interest in such schedules. The Lender may stamp all such Loan Support Leases with a legend reflecting the Lender's Security Interest therein.

     6.4 Protection of Collateral. The Borrowers shall jointly and severally bear and pay all expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any Security Interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

     6.5 Insurance. The Borrowers shall ensure that each applicable Lessee complies with the insurance maintenance obligations set forth in the applicable Loan Support Lease.

     6.6 Compliance with Law. Each Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which it may be subject. The Borrowers shall not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

     6.7 Books and Records; Access.

          (a) The Borrowers shall permit any Person designated by the Lender to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrowers and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Lender may designate; provided, that, so long as no Default or Event of Default has occurred, such visits and inspections shall not occur more often than once during any six-month period.

          (b) The Lender shall have authority, at any time, to place, or require each Borrower to place, upon such Borrower's books and records relating to the Collateral a notation or legend stating that such Collateral is subject to a Security Interest in favor of the Lender.

     6.8 Additional Documentation. The Borrower shall execute, from time to time, such financing statements, assignments, and other documents covering the Collateral as the Lender may reasonably request in order to create, evidence, perfect, maintain or continue its Security Interest in the Collateral, and the Borrowers shall jointly and severally pay the cost of filing the same in all public offices in which the Lender may deem filing to be appropriate.

     6.9 ERISA. The Borrower shall maintain each Plan in compliance with all material, applicable requirements of ERISA and the Code and with all material, applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     6.10 Payment of Taxes and Claims. Each Borrower shall, and shall cause each Subsidiary to, file all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Security Interest upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as such Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on such Borrower's or such Subsidiary's books in accordance with GAAP.

     6.11 Maintenance of Account. Each Borrower agrees that, after the occurrence of any Default or Event of Default, and upon the written request of the Lender, all payments received by the Borrower pursuant to any Collateral will promptly be deposited by such Borrower into a Controlled Account. Until such payments are so deposited, such payments shall be held in trust by such Borrower for the Lender and shall not be commingled with any other funds of such Borrower. The Borrower further agrees that it will not deposit any monies into a Controlled Account other than payments received by such Borrower pursuant to any Collateral.

     6.12 Changes to Primary Credit Agreement. The Borrower shall promptly notify the Lender of any changes in the covenants which are applicable to any Borrower and/or its Subsidiaries pursuant to the Primary Credit Agreement or any other Primary Credit Document. If requested by the Lender, the Borrowers will enter into such amendments to the Loan Documents to incorporate such changes as the Lender shall request.

     6.13 Minimum Tangible Net Worth. The Borrowers shall maintain at all times a minimum Tangible Net Worth of not less than $26,442,922 plus 75% of the Borrower's cumulative net income after March 31, 1996, with no allowance for losses plus 100% of the net proceeds of any new equity issued by the Borrower after March 31, 1996, and consented to by the Lender.

     6.14 Minimum Cash Flow. The Borrowers shall maintain the ratio of the Borrowers' consolidated cash receipts to consolidated cash expenses at not less than 1.25 to 1.00 calculated as of the end of each fiscal quarter of the Borrowers and determined on a rolling four quarter basis.

     6.15 Ratio of Senior Recourse Debt to Capital Base. The Borrowers shall maintain at all times the ratio of the Borrowers' consolidated senior recourse debt to their consolidated Capital Base at not more than 4.50 to 1.0.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

     The Borrowers jointly and severally agree with the Lender that, as long as the Loan shall be outstanding, unless the Lender shall otherwise consent in writing:

     7.1 Merger. The Borrowers shall not, and shall not permit any Subsidiary to, merge or consolidate or enter into any analogous reorganization or transaction with any Person.

     7.2 Sale of Assets. The Borrowers shall not, and shall not permit any Subsidiary to, sell, transfer, lease, or otherwise convey all or any substantial part of its assets.

     7.3 Purchase of Assets. The Borrowers shall not, and shall not permit any Subsidiary to, purchase or lease or otherwise acquire all or substantially all of the assets of any Person to the extent that such purchases or leases would, in the aggregate, exceed $500,000 during the term of this Agreement.

     7.4 Plans. The Borrowers shall not, and shall not permit any Subsidiary to, permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary; or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $50,000.

     7.5 Change in Nature of Business. The Borrowers shall not, and shall not permit any Subsidiary to, make any material change in the nature of its business as carried on at the date of this Agreement.

     7.6 Subsidiaries, Partnerships and Joint Ventures. The Borrowers shall not, and shall not permit any Subsidiary to, either (a) form or acquire any corporation which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or into any joint venture.

     7.7 Other Agreements. The Borrowers shall not, and shall not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lender which would be violated or breached by any Borrower's performance of its obligations under the Loan Documents.

     7.8 Restricted Payments. The Borrowers shall not, and shall not permit any Subsidiary to, purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than dividends payable solely in a Borrower's common stock and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower), or set aside any funds for any such purpose, and not prepay, purchase or redeem any Subordinated Debt.

     7.9 Security Interest; Transfers.

          (a) The Borrowers shall not create, incur, assume or suffer to exist any Security Interest on any of the Collateral except Permitted Liens and Security Interests in favor of the Lender created by the Loan Documents. The Borrower shall not transfer its interest in any Collateral, except as specifically permitted by the Loan Documents.

          (b) Without the prior written consent of the Lender, which consent will not be unreasonably withheld, the Borrowers shall not, and shall not permit any Subsidiary (other than a Borrower) to, create, incur, assume or suffer to exist any Security Interest on any of its property, real or personal, except (i) Security Interests in favor of the Lender created pursuant to the Loan Documents; (ii) Security Interests in existence as of the date of this Agreement listed on Schedule 7.9; (iii) Security Interests securing non-recourse Indebtedness or recourse Indebtedness in an amount of up to $1,000,000 in any single transaction, in each case incurred in the ordinary course of business provided that such Security Interests are limited only to those Leases and the goods which are the subject of such Leases as to which the recourse of the applicable lender is limited; and
     (iv) Security Interests for current taxes and assessments which are not yet due and payable.

     7.10 Modification of Loan Support Leases. The Borrowers shall not amend or modify any provision of any Loan Support Lease except in accordance with the Borrowers' customary practices; provided, however, that (i) without the Lender's prior written consent, the Borrower shall not (1) decrease the amount of, or delay the due date of, any Rent, (2) release any collateral or guarantor, (3) knowingly waive any event of default, or (4) permit any assignment by a Lessee, and (ii) after the occurrence of an Event of Default, the Borrowers shall not enter into any amendment or modification of any Loan Support Lease without the Lender's prior written consent.

     7.11 Location of Loan Support Leased Goods. At the time of attachment and perfection of the Security Interest granted pursuant hereto, all Loan Support Leased Goods, will be located and will be maintained only at the locations set forth on the applicable Lease Schedule. The Borrowers shall not permit such Loan Support Leased Goods to be removed from such locations unless, promptly after the Borrowers has knowledge of any such removal, the Borrowers determine that the new location is a location for which financing statements have been filed where appropriate or other action taken to continue the perfection of the Lender's Security Interest as a first priority Security Interest therein or if such financing statements have not been previously filed or other action taken in the new location, gives written notice to the Lender of the location or locations to which the Collateral has been moved, and the Borrowers delivers to the Lender acknowledgment copies of financing statements filed where appropriate to continue the perfection of the Lender's Security Interest as a first priority Security Interest therein. The Lender's Security Interest attaches to all of the Collateral wherever located and the Borrowers' failure to inform the Lender of the location of any item or items of Collateral shall not impair the Lender's Security Interest therein.

     7.12 Transactions with Related Parties. The Borrowers shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except: (a) in the ordinary course of and pursuant to the reasonable requirements of the applicable Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms which shall be no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not a Related Party; (b) indebtedness owed to King Holding Company, The P.J. King Companies, Inc., or any of their respective Affiliates permitted by Section 7.13(d) and secured by Security Interests permitted by Section 7.9(b) and payments thereon in accordance with the terms thereof in effect on the Effective Date; or (c) a settlement with The
P. J. King Companies, Inc. or any of Peter J. King's Affiliates pertaining to claims arising out of the ILC Merger so long as such settlement only requires the issuance of common or preferred stock by the Borrowers or any of their Subsidiaries and does not require any cash payments.

     7.13 Additional Indebtedness. Without the prior written consent of the Lender, which consent will not be unreasonably withheld, the Borrowers shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness other than: (a) Indebtedness in favor of the Lender; (b) current liabilities incurred in the ordinary course of business; (c) non-recourse Indebtedness, or recourse Indebtedness up to but not exceeding $1,000,000 in any single transaction, incurred in the ordinary course of business; and (d) Indebtedness existing on the date of this Agreement and set forth on Schedule 7.13 hereto.

     7.14 Guaranties. Without the prior written consent of the Lender, which consent will not be unreasonably withheld, except for guaranties listed on
Schedule  7.14  attached  the  Borrowers  shall  not,  and shall not  permit any
Subsidiary,  to  assume,  guarantee,  endorse  or  otherwise  become  liable  in connection with the indebtedness of any other person or entity except endorsements of negotiable instruments for deposit or collection in the ordinary course of business and guaranties of recourse Indebtedness of a Subsidiary (other than a Borrower) up to, but not exceeding $1,000,000 in any single transaction of such Subsidiary.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) The Borrowers shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any fee or other amount required to be made to the Lender pursuant to the Loan Documents;

          (b) Any representation or warranty made or deemed to have been made by or on behalf of any Borrower or any Subsidiary in any of the Loan Documents or by or on behalf of any Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of any Borrower to the Lender pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

          (c) The Borrower shall fail to comply with Section 6.1(f), 6.2, 6.13, 6.14, 6.15 or 6.16 hereof or any Section of Article VII hereof;

          (d) Any Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 8.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrowers by the Lender;

          (e) Any Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

          (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against a Borrower or a Subsidiary, and, if instituted against a Borrower or a Subsidiary, shall have been consented to or acquiesced in by such Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against such Borrower or such Subsidiary, or any Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (g) Any dissolution or liquidation proceeding shall be instituted by or against a Borrower or a Subsidiary and, if instituted against a Borrower or a Subsidiary, shall be consented to or acquiesced in by such Borrower or such Subsidiary or shall remain for 30 days undismissed, or any Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (h) A judgment or judgments for the payment of money (other than a judgment described in subsection (l) below) in excess of the sum of $50,000 in the aggregate shall be rendered against a Borrower or a Subsidiary and such Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (i) Steps to terminate any Plan shall be instituted by any Borrower or any ERISA Affiliate if, in order to effectuate such termination, such Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $50,000, or the PBGC shall institute steps to terminate any Plan;

          (j) The maturity of any Indebtedness in an amount in excess of $100,000 of a Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or a Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any Collateral given as security therefor;

          (k) The Borrowers shall fail to have a Primary Credit Facility in full force and effect on terms substantially similar to those in effect on the date hereof;

          (l) The entry of an order, judgment or decree by any court or an award by arbitrators rescinding the ILC Merger or imposing monetary damages against one or more of the Borrowers for claims relating to the ILC Merger (any such rescission or monetary damage order, judgement, decree or award being a "King Judgment") and either: (i) such King Judgment is enforced, or sought to be enforced, by the holder thereof (a "King Judgment Holder") against any Borrower or any Borrower's property through any judicial or non-judicial action including, without limitation, by agreement with any Borrower; (ii) any Borrower agrees or allows any King Judgment Holder to take any action with respect to any Borrower's property to satisfy or secure, in whole or in part, any King Judgment regardless of whether such King Judgment remains valid or enforceable at the time or after any such allowance or agreement except as permitted by Section 7.12(c); or (iii) such King Judgment, regardless of whether modified, becomes final by appeal or passage of time to appeal without an appeal being filed; or

          (m) Any "Event of Default" (howsoever defined) occurs under the Avi Casino Lease and such "Event of Default" is not cured within any applicable cure period provided in the Avi Casino Lease.

     8.2 Right of Acceleration Upon Event of Default. If an Event of Default described in Section 8.1(e), (f) or (g) shall occur, the full unpaid principal amount of the Note shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived). If any other Event of Default shall occur and be continuing, the Lender may declare the outstanding principal amount of the Note to be due and payable without notice, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid amount of the Note shall be and become immediately due and payable.

     8.3 Additional Rights and Remedies. In addition to acceleration of the Loan pursuant to Section 8.2, upon the occurrence of an Event of Default, and at any time thereafter, the Lender may exercise any one or more of the following rights and remedies:

          (a) Offset any deposits, including unmatured time deposits, then maintained by any Borrower with the Lender, whether or not then due, against any of the Obligations;

          (b) In the name of any Borrower or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral;

          (c) Take any action which the Lender may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to direct any obligor on the Collateral to make payment directly to the Lender and the power to perform any contract, to endorse in the name of the Borrower any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral; and

          (d) Subject to any right of quiet enjoyment of Avi Casino or any other Lessee under the documents creating the Loan Support Leases, exercise any and all other rights and remedies available to it by law or by agreement, including rights and remedies under the Uniform Commercial Code or any other applicable law, or under this Agreement and, in connection therewith, the Lender may require the Borrowers to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given to the Borrowers at least ten days before the date of such disposition.

     8.4 Application of Moneys. All proceeds of Collateral shall be applied in accordance with Minnesota Statutes ss.336.9-504 and such proceeds applied toward the Obligations shall be applied in such order as the Lender may elect.


                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Waivers, Amendments, etc. The provisions of this Agreement, including the closing conditions set forth herein, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Lender.

     No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

     9.2 Computation and Payment, etc., of Liabilities. All computations of interest payable on the outstanding principal amount of the Loan shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

     9.3 Notices. All communications and notices provided under this Agreement shall be in writing or by telecopy and if to any party addressed or delivered to it at the address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other party. Any such notice shall be deemed to be given when transmitted and received by telecopier or personally delivered, or three days after being deposited in the United States mail, postage prepaid (whether or not actually received), or one day after delivery to Federal Express or other overnight courier service (whether or not actually received).

     9.4 Costs and Expenses. The Borrowers jointly and severally agree to reimburse upon demand for all reasonable expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Lender) in connection with the negotiation and preparation of the Loan Documents. The Borrower agrees to pay, and save harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) paid or incurred by the Lender in connection with the amendment, modification, interpretation, collection or enforcement of the obligations of the Borrower hereunder or under the Note or any other Loan Documents including, without limitation, attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The Obligations of the Borrower under this Section shall survive any termination of this Agreement.

     9.5 Severability. Any provision of this Agreement or any Loan Document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.6 Cross-References. References in this Agreement to any Section or Article are, unless otherwise specified, to such Section or Article of this Agreement.


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



     9.7 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     9.8 Governing Law. This Agreement, the Note, and each other Loan Document shall each be deemed to be a contract made under and governed by the internal laws of the State of Minnesota.

     9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer their rights hereunder without the prior written consent of the Lender. The Lender may furnish any information concerning any Borrower in the possession of the Lender from time to time to participants and prospective participants and to successors and assigns and prospective successors and assigns, and may furnish information in response to credit inquiries consistent with general banking practice.

     9.10 Recitals Incorporated. The recitals to this Agreement are incorporated into and constitute an integral part of this Agreement.

     9.11 Commissions. The Borrowers hereby jointly and severally warrant to the Lender and the Lender hereby warrants to the Borrower that no broker, agent or finder has been retained by either party and that no broker's commissions, finder's fees or like charges have been incurred in connection with this transaction. Each party hereby indemnifies and agrees to hold harmless the other from and against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, other than herein specified, claiming to have acted on behalf of the indemnifying party in connection with this transaction.

     9.12 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes the Original Agreement (except as provided in ARTICLE IV hereof) and all prior agreements and understandings relating to the subject matter hereof.

     9.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.


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

     9.14 Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS
AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     9.15 Waiver of Jury Trial. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     9.16 Waiver of Defaults; etc. On the Effective Date of this Agreement, the Lender waives all "Defaults" and "Events of Default" existing under the Original Agreement.

     9.17 Release. On the Effective Date of this Agreement, each Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which such Borrower ever had or, as of the Effective Date, has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to any Borrower in connection with the Original Agreement and the transactions related thereto.

     9. 18 Consent. On the Effective Date of this Agreement, the Lender consents to the financing transaction described on Schedule 9.18 attached hereto and waives any Default or Event of Default under Section 7.2, 7.6 or 7.9 resulting from the consummation of such transaction.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     Sunrise Leasing Corporation


                                     By /s/ Barry J. Schwach
                                     Its Chief Financial Officer

                                     Address: 5500 Wayzata Boulevard, Suite 725
                                              Minneapolis, Minnesota  55416
                                              Attention: Mr. Errol Carlstrom
                                              Telecopier No.: (612) 513-3299


                                     Sunrise Resources, Inc.

                                     By /s/ Barry J. Schwach
                                     Its Chief Financial Officer

                                     Address: 5500 Wayzata Boulevard, Suite 725
                                              Minneapolis, Minnesota  55416
                                              Attention: Mr. Errol Carlstrom
                                              Telecopier No.: (612) 513-3299


                                     The Daiwa Bank, Limited,


                                     By  Jan Okuda
                                     Its Attorney-In-Fact

                                     Address for Notices:

                                     4135 Multifoods Tower
                                     33 South Sixth Street
                                     Minneapolis, MN  55402
                                     Attention:  Mr. Michael Philippe
                                     Telecopier No.: (612) 332-6745

                                LIST OF EXHIBITS

                   Exhibit A          Note

                   Exhibit B          Opinion of Counsel

                   Exhibit C          Compliance Certificate

                               LIST OF SCHEDULES

                   Schedule 5.2       Due Authorization

                   Schedule 5.6       Litigation

                   Schedule 5.8       APT Loan Support Lease Defaults

                   Schedule 5.11      Contingent Liabilities

                   Schedule 5.21      Subsidiaries

                   Schedule 5.22      Partnerships and Joint Ventures

                   Schedule 7.9       Existing Security Interests

                   Schedule 7.13      Existing Indebtedness

                   Schedule 7.14      Existing Guaranties

                   Schedule 9.18      Financing Transactions